Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                          (in thousands, except ratios)

                                                      Three-month period ended
                                                           March 31, 2000
                                                      ------------------------
Net income..........................................           $16,001
Fixed Charges
         Trustee Fees...............................                30
         Audit Fees.................................               7.5
         Administrative Fees........................              62.5

Total Fixed Charges.................................               100
                                                               -------
Earnings before fixed charges.......................            16,101
Fixed charges, as above.............................               100
Ratio of earnings to fixed charges..................            161.01
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